Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Preliminary Financial Results for Second Quarter 2025 and Revises 2025 Guidance

New York, NY, July 22, 2025 – Oscar Health, Inc. (“Oscar” or the “Company”) (NYSE: OSCR), a leading healthcare technology company, announced today certain preliminary financial results for the second quarter ended June 30, 2025 and updates to full year 2025 guidance. The Company expects a loss from operations of approximately $230 million and a net loss of approximately $228 million for the second quarter of 2025. The preannouncement is driven by a review of 2025 Marketplace data (“2Q Risk Adjustment Reports”) from Wakely, an independent actuarial firm, that analyzes paid claims submissions through April 30, 2025 for most Marketplace insurance carriers.

“The individual market is a competitive healthcare marketplace that provides affordable, high-quality coverage for millions of consumers across the country,” said Mark Bertolini, CEO of Oscar Health. “We are taking appropriate pricing actions for 2026 that reflect higher acuity in the individual market, and we will continue to take steps to deliver for our members, partners, and shareholders. Oscar has successfully navigated dynamic markets before and we remain committed to our long-term strategy to bring more employees, individuals, and families healthcare choices that fit their needs through the individual market.”

The analysis of the 2Q Risk Adjustment Reports, covering nearly 100% of Oscar’s geographic footprint, shows that overall ACA Marketplace risk scores, a measure of the average morbidity of the market, have increased by more than the Company’s prior estimates. Based on the reports, the Company now expects a medical loss ratio of 86.0% to 87.0% for full year 2025. Utilization by Oscar’s members remained elevated in the second quarter of 2025, however cost trends moderated as compared to the first quarter of 2025. The revised guidance assumes risk adjustment as a percentage of direct and assumed policy premiums is largely consistent year-over-year, and that elevated trends observed in market risk scores and recent Company utilization patterns persist for the remainder of 2025. The Company expects to resubmit rate filings for 2026 in states covering approximately 98% of current membership to reflect the higher market risk scores in the ACA Marketplace.

The 2024 risk adjustment results, released by Centers for Medicare and Medicaid Services, were approximately $23 million favorable to the Company's accruals, as of the first quarter of 2025.

Oscar is revising its full year 2025 outlook. For 2025, the Company now anticipates Total Revenue of $12.0 billion to $12.2 billion, a Medical Loss Ratio of 86.0% to 87.0%, a SG&A Expense Ratio of 17.1% to 17.6%, and a Loss from Operations of ($300 million) to ($200 million). The Company expects an Adjusted EBITDA loss of approximately $120 million less than the Loss from Operations.

The Company expects to release second quarter 2025 financial results before the market opens on Wednesday, August 6, 2025, and host a conference call to review results beginning at 8:00 AM (ET).

Oscar Health, Inc.
2025 Financial Guidance Summary
	Full Year 2025 Outlook
(in thousands, except percentages)	Low	High
Total Revenue (1)	$12,000,000	$12,200,000
Medical Loss Ratio (2)	86.0%	87.0%
SG&A Expense Ratio (3)	17.1%	17.6%
Loss from Operations (4)	$(300,000)	$(200,000)
(1) Total revenue includes Premium revenue, Investment income, and Services and other revenue. We believe Total revenue is an important metric to assess the growth of our business, as well as the earnings potential of our investment portfolio.
(2) Medical loss ratio (MLR) is a metric used to calculate medical expenses as a percentage of net premiums before ceded quota share reinsurance. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for healthcare of our members to the net premiums before ceded quota share reinsurance.
(3) The Selling, general, and administrative (SG&A) Expense ratio is calculated as selling, general and administrative expenses as a percentage of Total Revenue. We believe the SG&A Expense ratio is a valuable metric to evaluate our ability to manage our overall selling, general, and administrative cost base.
(4) Loss from operations is a metric for assessing operating performance. Loss from operations is the Company's Total revenue less Total operating expenses.

Non-GAAP Financial Information
This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the preliminary results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA is defined as Net income (loss) for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), and depreciation and amortization, as further adjusted for stock-based compensation and other items that are considered unusual or not representative of underlying trends of our business, where applicable for the period presented. We present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner. Oscar has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this press release because Oscar is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expense. These items, which could materially affect the computation of forecasted GAAP net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Oscar’s control. As such, any associated estimate and its impact on GAAP net income (loss) could vary materially.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our preliminary results for the second quarter ended June 30, 2025, our financial outlook and estimates, including Total revenue, Medical Loss Ratio, SG&A Expense Ratio, Loss from Operations, Adjusted EBITDA loss and other financial performance metrics, the assumptions underlying our outlook, including expectations with respect to risk adjustment as a percentage of direct and assumed policy premiums and trends in market risk scores and Company utilization patterns, our planned resubmission of rate filings, our business and financial prospects, potential benefits of participation in the individual market, expectations with respect to ACA Marketplace risk scores, industry and market dynamics and expected trends, and our management’s plans and objectives for future operations, expectations and business strategy, including future pricing actions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecast,” “predicts,” “potential,” or “continues” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our ability to execute our strategy and manage our growth effectively (including our ability to successfully integrate strategic acquisitions); our ability to retain and expand our member base; our ability to accurately estimate our incurred medical expenses, including as a result of changes or inaccuracies in our actuarial assumptions, or to effectively manage our medical costs or related administrative costs; our ability to maintain profitability in the future; unanticipated results of or changes to risk adjustment programs; our ability to arrange for the delivery of quality care and maintain good relations with brokers and the physicians, hospitals, and other providers within and outside our provider networks; evolving federal and state laws and regulations (including any changes in the interpretation or enforcement of existing laws and regulations), including changes with respect to the Patient Protection and Affordable Care Act (“ACA”) and any regulations enacted thereunder, non-renewal of the enhanced APTCs, the implementation of new program integrity rules or other government actions, such as the imposition of tariffs; our ability to comply with ongoing regulatory requirements, including capital reserve and surplus requirements and applicable performance standards; changes or developments in the health insurance markets in the United States; our, or any of our vendors’, ability to comply with laws, regulations, and standards related to the handling of information about individuals or applicable consumer protection laws, including as a result of our participation in government-sponsored programs; heightened competition in the markets in which we participate; our ability to utilize quota share reinsurance to meet our capital and surplus requirements and protect against downside risk on medical claims; unfavorable or otherwise costly outcomes of lawsuits, audits, investigations, and other third party claims; incurrence of data security breaches of our and our partners’ information and technology systems; our ability to attract and retain qualified personnel; our ability to detect and prevent material weaknesses or significant control deficiencies in our internal controls over financial reporting or other failure to maintain an effective system of internal controls; adverse publicity or other adverse consequences related to our dual class structure or “controlled company” status; and the other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”), as well as our other filings with the SEC, including our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 to be filed with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Financial Disclosure Advisory
All financial data in this press release is preliminary and represents the most current information available to the Company’s management, as financial closing procedures for the quarter ended June 30, 2025 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the quarter ended June 30, 2025 and actual results may differ from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, as well as the preparation and review of the Company’s financial statements for the quarter ended June 30, 2025 and the subsequent occurrence or identification of events prior to the formal issuance of our second quarter financial results.

About Oscar Health
Oscar Health, Inc. (“Oscar”) is a leading healthcare technology company built around a full stack technology platform and a relentless focus on serving our members. We have been challenging the status quo in the healthcare system since our founding in 2012, and are dedicated to making a healthier life accessible and affordable for all. Oscar offers Individual & Family plans and health technology solutions that power the healthcare industry through +Oscar. Our technology drives superior experiences, deep engagement, and high-value clinical care, earning us the trust of approximately 2.0 million members, as of March 31, 2025.

Investor Contact:
Chris Potochar
VP of Investor Relations
ir@hioscar.com

Media Contact:
Kristen Prestano
VP of Communications
press@hioscar.com

Source: Oscar Health, Inc.